SECURITES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

ATLANTIC COAST FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

12724 Gran Bay Parkway West, Suite 150, Jacksonville, FL  32258
(Address of principal executive offices)

(800) 342-2824
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

    On August 25, 2011, the Nasdaq Stock Market (“Nasdaq”) issued a letter to Atlantic Coast Financial Corporation (the “Company”) informing the Company that as a result of Mr. Robert J. Smith’s resignation from the Company’s Board of Directors, the Company was no longer in compliance with Nasdaq Rule 5605(c)(2)(A) regarding the composition of the Audit Committee.  Mr. Smith was the Audit Committee Financial Expert and Audit Committee Chairman.   However, consistent with Nasdaq Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (1) until the earlier of the Company’s next annual shareholders’ meeting or August 6, 2012; or (2) if the next annual shareholders’ meeting is held before February 1, 2012, then the Company must evidence compliance no later than February 1, 2012.

    The Company has begun an immediate search to replace Mr. Smith on the Board of Directors of the Company, the Audit Committee and as Audit Committee Financial Expert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: August 30, 2011	By: /s/ G. Thomas Frankland
G. Thomas Frankland
President and Chief Executive Officer
(Duly Authorized Representative)